Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                                                    EXHIBIT 10.6

                            COLLABORATION AGREEMENT



     This Collaboration Agreement (the "Agreement") is entered into as of the 20th day of December, 1996 (the "Effective Date") by and between Sanwa Kagaku Kenkyusho Co., Ltd., a Japanese corporation with its offices at 35 Higashi Sotobori-cho, Higashi-ku Nagoya, 461, Japan ("Sanwa") and Terrapin Technologies, Inc., a Delaware corporation with its offices at 750 Gateway Boulevard, South San Francisco, California 94080, U.S.A. ("Terrapin"). Sanwa and Terrapin are sometimes referenced in this Agreement individually as a "Party" and collectively as the "Parties."

                                   Recitals

     Whereas, Terrapin has knowledge of a novel target in the insulin signal transduction pathway and compounds that activate the insulin receptor; and

     Whereas, Terrapin possesses a library of compounds and is able to determine the affinity of each compound versus Terrapin's reference proteins employed in Terrapin's proprietary TRAP (TM) technology; and

     Whereas, Sanwa is engaged in the research, development, marketing, manufacture and distribution of therapeutic pharmaceutical products; and

     Whereas, Terrapin and Sanwa desire to enter into a collaborative program to research and discover compounds that act through activation of the insulin signal transduction pathway for purposes of the treatment of diabetes mellitus or insulin resistance; and

     Whereas, Terrapin and Sanwa have entered into a binding letter of intent, dated November 6, 1996, setting forth their intent to enter into a definitive agreement with respect to such collaborative program; and

     Whereas, Terrapin and Sanwa will enter into a separate agreement under which Terrapin shall utilize its proprietary TRAP (TM) technology to evaluate certain of Sanwa's drug targets for the purpose of identifying compounds for pharmaceutical development.

     Now, Therefore, in consideration of the foregoing and the covenants and premises contained in this Agreement, the Parties agree as follows:

                                   Article 1

                                  Definitions

     As used herein, the following terms shall have the following meanings:

     1.1 "Affiliate" shall mean any company or entity controlled by, controlling, or under common control with a Party hereto and shall include without limitation any company fifty percent (50%) or more of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by a Party, and any company which owns or controls, directly or indirectly, fifty percent (50%) or more of the voting stock of a Party.

     1.2 "Clinical Candidate" shall mean any compound identified under the Research Program which the RMC determines may be useful in the Field.

     1.3 "Confidential Information" shall mean all information, inventions, know-how or data of either Party disclosed pursuant to, or in contemplation of, this Agreement in written, graphic or electronic form if marked as confidential or in oral form if designated as confidential and confirmed in writing promptly after oral disclosure, including, without limitation, (i) information regarding the Research Program, Clinical Candidates, Licensed Products, and other matters material to this Agreement or the business of the disclosing Party, including manufacturing, marketing, financial, personnel, scientific and other business information and plans, and (ii) the material terms of this Agreement.

     1.4 "Control" shall mean possession of the ability to grant the licenses as provided for herein without violating the terms of any agreement or arrangement with a third party.

     1.5  "FDA" shall mean the United States Food and Drug Administration.

     1.6 "Field" shall mean compounds that act through activation of the insulin signal transduction pathway for the treatment of diabetes mellitus or insulin resistance in humans.

     1.7 "IND" shall mean an Investigational New Drug Application as defined in the FDA regulations, as such regulations may be amended from time to time.

     1.8 "Letter of Intent" shall mean that Letter of Intent between the Parties dated November 6, 1996.

     1.9  "License Agreement" shall mean the license agreement referenced in
Article 3.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     1.10 "Licensed Product" shall have the meaning assigned to it in the License Agreement.

     1.11 "NDA" shall mean a New Drug Application as defined in the United States Federal Food, Drug and Cosmetic Act and applicable regulations thereunder, as amended from time to time.

     1.12 "Phase I" shall mean the clinical trials which are the equivalent in the relevant country of the Sanwa Territory to that phase of clinical development of pharmaceutical products defined as "Phase I" in FDA regulations as amended from time to time.

     1.13 "Phase II" shall mean the clinical trials which are the equivalent in the relevant country of the Sanwa Territory to that phase of clinical development of pharmaceutical products defined as "Phase II" in FDA regulations as amended from time to time.

     1.14 "Phase III" shall mean the clinical trials which are the equivalent in the relevant country of the Sanwa Territory to that phase of clinical development of pharmaceutical products defined as "Phase III" in FDA regulations as amended from time to time.

     1.15  "Research Plan" shall have the meaning set forth in Section 2.1.

     1.16  "Research Program" shall have the meaning set forth in Section 2.1.

     1.17  "Research Term" shall have the meaning set forth in Section 2.1.

     1.18 "RMC" shall mean the Research Management Committee established by the Parties pursuant to Section 2.2.

     1.19 "Sanwa Technology" shall mean all technology, inventions, information, data, know-how, patents and patent applications (including any divisions, continuations, continuations-in-part, reissues, extensions, renewals, supplementary protection certificates and foreign counterparts thereof) that are useful in the Field and which Sanwa owns or Controls during the term of this Agreement.

     1.20 "Sanwa Territory" shall mean Japan, Korea, Taiwan and the People's Republic of China.

     1.21 "Terrapin Technology" shall mean all technology, inventions, information, data, know-how, patents and patent applications (including any divisions, continuations, continuations-in-part, reissues, extensions, renewals, supplementary


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

protection certificates and foreign counterparts thereof) that are useful in the Field and which Terrapin owns or Controls during the term of this Agreement.

                                   Article 2

                     Research Program Scope and Governance

     2.1 Research Program; Research Plan. The Parties will participate in a collaborative program (the "Research Program") to research and discover novel compounds for use in the Field. The Research Program shall commence on the Effective Date and continue until the [ * ] unless earlier terminated pursuant to Section 9.2 and 9.3 or extended by mutual written agreement of the Parties. The period of time during which the Research Program is in effect shall be the "Research Term." The Research Program shall be conducted pursuant to a detailed research plan attached hereto as Exhibit A, which may be modified from time to time by the RMC (the "Research Plan"). Terrapin shall commence the Research Program promptly upon execution of this Agreement. Each Party shall devote commercially reasonable efforts to its obligations under the Research Program, consistent with the efforts it devotes to its own research programs of comparable market potential.

     2.2 Research Management Committee Formation and Procedure. Within [ * ] of the Effective Date, the Parties will form a Research Management Committee (the "RMC") having the functions and powers described in Section 2.3. The RMC will be comprised of [ * ] from each of Terrapin and Sanwa. All decisions of the RMC must be unanimously approved by the members of the RMC. The RMC shall agree, in good faith, upon the chairperson of the RMC, the time and place of meetings of the RMC, substitutions for RMC members, qualifications of RMC members, and other similar matters. Within [ * ] days after each meeting, the RMC will provide the Parties with a written report describing the status of the Research Program, issues requiring resolution and resolutions of previously reported issues, all in reasonable detail. In the event the RMC is unable to reach a decision concerning the designation of a Clinical Candidate, such matters will be resolved in accordance with the provisions of Section 11.2.

     2.3  Research Management Committee Functions and Powers.  The RMC shall:
(i) encourage and facilitate ongoing cooperation between the Parties, (ii) periodically review the progress of the Research Program, including all screening results and other work done and new developments in the Field, and propose changes to the Research Plan based upon such review, (iii) designate compounds as Clinical Candidates from time to time based upon the results of the Research Program, (iv) allocate tasks and coordinate activities required to perform the Research Program, (v) monitor progress of the Research Program and the Parties' diligence in carrying out their responsibilities


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

thereunder, and (vi) carry out any other duties and responsibilities described for it in this Agreement.

     2.4 Research Liaison. Each Party shall appoint a qualified representative (each a "Research Liaison") to be the liaison to the other Party and to the RMC. The Research Liaisons shall serve as the principal point of communication between the parties and shall confer together at least monthly concerning the details of the Research Program.

     2.5  Basic Responsibilities of Terrapin

          2.5.1 Terrapin will be responsible for providing all infrastructure [*] necessary for conducting [ * ] Phase 1 of the Research Plan, relating to identification and selection of advanced lead compounds and Phase 2 of the Research Plan, relating to identification and selection of Clinical Candidates. If Terrapin shall choose to develop or have developed the same Clinical Candidate outside the Sanwa Territory, then Terrapin will also be responsible for providing all infrastructure [ * ] necessary for and conducting [ * ], Phase 3 of the Research Plan, relating to all IND enabling work for Clinical Candidates, except that portion of Phase 3 work identified therein as uniquely required for an IND application in Japan.

          2.5.2 All research and development work to be performed by Terrapin pursuant to this Agreement shall be performed in a timely manner and meet all FDA quality standard requirements. In performing such work and without limiting the obligations set forth in this Section 2.5, Terrapin shall provide [ * ] a sufficient number of full-time, trained, experienced researchers, chemists, pharmacologists, biologists and technicians and other specialists competent and qualified to perform the work to be performed pursuant to this Agreement.

     2.6 Use of Third Parties by Terrapin. During the term of this Agreement, Terrapin may utilize the services of outside consultants or third parties in connection with performing its research and development work provided that Terrapin assumes full responsibility and liability for such third parties.

     2.7 Basic responsibilities of Sanwa. Sanwa will be responsible for providing all infrastructure [ * ] necessary for and conducting [ * ] that portion of Phase 3 of the Research Plan identified therein as uniquely required for an IND application in Japan with respect to Clinical Candidates for which Sanwa has sent or plans to send a Development and Commercialization Notice to Terrapin and which Terrapin chooses not to develop or have developed outside of Japan.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     2.8  Cooperation; Reports; Reciprocal Sharing of Data.

          2.8.1 Each Party will cooperate with each other in conducting the Research Program.

          2.8.2 The Parties shall make available and disclose to one another, on a quarterly basis through the RMC, all results of the work conducted pursuant to Phase 1 and Phase 2 of the Research Program.

          2.8.3 Terrapin shall make available and disclose to Sanwa, on a [ * ] basis through the RMC, all work related to Phase 3 of the Research Program for which Terrapin is responsible pursuant to Section 2.5. Terrapin shall also make available to Sanwa data within the Field relevant to the Research Program arising from arrangements between Terrapin and third parties similar to this Agreement but only to the extent, and upon such terms, as such third party shall agree including, if necessary, an agreement by Sanwa to provide similar information to such third party upon a reciprocal basis. Without limiting the generality of the foregoing, Terrapin agrees to use its reasonable efforts in good faith to cause any third party having rights to Clinical Candidates outside the Sanwa Territory to provide the results of tests and other work corresponding to Phase 3 of the Research Plan to Sanwa for such Clinical Candidates.

          2.8.4 Sanwa shall disclose all Phase 3 work relating to Clinical Candidates to Terrapin. Terrapin may use such information solely for the purposes of the Research Program and shall not use it for any other purpose or disclose it to any third party unless Sanwa agrees to the terms of such use or disclosure (which may include cost reimbursement for all or a portion of the Phase 3 work conducted by Sanwa or on Sanwa's behalf by a third party).

     2.9 Supply of Preclinical and Clinical Material. Terrapin will provide Sanwa [ * ] of Clinical Candidate requested by Sanwa. Such materials will be produced using a process to be developed by Terrapin which complies with then current good manufacturing processes in accordance with the requirements of the FDA; provided, however, that the parties may hereafter agree that Sanwa will produce some or all of the Clinical Candidate material. Sanwa will notify Terrapin of the quantities and delivery dates of the material needed and pay Terrapin [ * ] for such material, all according to such reasonable procedures as the parties shall hereafter agree.

                                   Article 3

         Election to Pursue Further Development and Commercialization

     3.1 Development and Commercialization Notice. At any time during the Research Term or within [ * ] thereafter, Sanwa may provide written notice (the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

"Development and Commercialization Notice") to Terrapin of its intention to develop a Clinical Candidate for use in the Field and, if results of the human clinical studies justify, to prepare and file the Japanese equivalent of an NDA on such Clinical Candidate for use in the Field. Such notice shall be in the form attached hereto as Exhibit B and shall be made prior to the filing of the Japanese equivalent of an IND by Sanwa for such Clinical Candidate. Upon Terrapin's receipt of the first Development and Commercialization Notice, Terrapin and Sanwa shall promptly enter into a license agreement with respect to the Clinical Candidate described in such Development and Commercialization Notice, upon substantially the terms set forth in the form of License Agreement set forth in Exhibit C attached hereto. For each subsequent Clinical Candidate which Sanwa elects to develop and commercialize as set forth in this Article 3, Sanwa shall provide a new Development and Commercialization Notice to Terrapin and, upon Terrapin's receipt of such Development and Commercialization Notice, such Clinical Candidate(s) shall be added to Exhibit 1 to the License Agreement and shall be regarded as a Licensed Product for all purposes of the License Agreement.

     3.2 Discussion Concerning Third Party Program in Territories. In the event Sanwa shall not deliver a Development and Commercialization Notice as provided in Section 3.1 with respect to at least [ * ] after the termination of this Agreement Terrapin shall be free to enter into an agreement with a third party in the Sanwa Territory pertaining to the Field without any obligation or liability to Sanwa other than as provided in this Section 3.2; provided, however, that at least [ * ] prior to entering into any such agreement, Terrapin shall notify Sanwa of its intention to do so and discuss with Sanwa in good faith during such period any proposal Sanwa may make concerning a further arrangement relating to the Field and Sanwa Territory. Terrapin's obligation to provide such notice to Sanwa and to discuss any such proposal with Sanwa shall survive the termination of this Agreement for a period of [ * ]

     3.3 Rights with Respect to Clinical Candidates Not Selected. With respect to a Clinical Candidate which enters Phase 3 of the Research Program but for which Sanwa did not give a Development and Commercialization Notice as provided in Section 3.1 prior to [ * ] if, at any time during the first [ * ] thereafter, Terrapin determines it wishes to grant rights outside the Field to such Clinical Candidate to a third party, then, provided Sanwa has entered into the License Agreement with respect to at least one Clinical Candidate, Terrapin will first provide notice of its intention to Sanwa. If within [ * ] of receipt of Terrapin's notice, Sanwa provides Terrapin a Development and Commercialization Notice with respect to such Clinical Candidate, then such Clinical Candidate shall be added to Exhibit I to the License Agreement and shall be regarded as a Licensed Product for all purposes of the License Agreement. If, at or before the end of such period, Sanwa does not provide a Development and Commercialization Notice with respect to such Clinical Candidate, then Terrapin shall have no further obligation or

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

liability to Sanwa with respect to such Clinical Candidate and shall be free to enter into one or more transactions with third parties with respect thereto.

     3.4 Royalty Rates in Certain Countries. The parties intend that the Sanwa Territory shall include Korea, Taiwan and the People's Republic of China, in addition to Japan, but have not as of the Effective Date of this Agreement agreed to royalty rates for such countries. As soon as practicable after the Effective Date of this Agreement but not later than the Effective Date of the License Agreement, the parties shall meet and agree on the royalty rates for such countries. Upon such agreement each such country and agreed rate shall be included in Appendix 2 to the License Agreement. In the event, however, that the parties shall fail to agree on the royalty rate for one or more of such countries, then such country shall not be included in Appendix 2 to the License Agreement and Sanwa shall have no rights hereunder or under the License Agreement with respect to such country.

                                   Article 4

                                License Grants

     4.1 Grant by Terrapin. Terrapin hereby grants to Sanwa, during the Research Term, a non-exclusive, worldwide, royalty-free license under the Terrapin Technology for the sole purpose of allowing Sanwa to carry out its responsibilities under the Research Program. Sanwa may grant a sublicense under the foregoing license. In the event Sanwa grants a sublicense under the preceding sentence, it shall provide prior written notice to Terrapin of the name of the sublicensee and the purposes for such sublicense.

     4.2 Grant by Sanwa. Sanwa hereby grants to Terrapin, during the Research Term, a non-exclusive, worldwide, royalty-free license under the Sanwa Technology for the sole purpose of allowing Terrapin to carry out its responsibilities under the Research Program. Terrapin may grant a sublicense under the foregoing license. In the event Terrapin grants a sublicense under the preceding sentence, it shall provide prior written notice to Sanwa of the name of the sublicensee and the purposes for such sublicense.

     4.3 Documentation of License Rights. To the extent necessary to permit a party to carry out its responsibilities under the Research Program, the licensor of technology under Sections 4.1 or 4.2 above, promptly after request by the licensee, shall provide a complete and organized set of written materials embodying the requested technology. The licensor providing those materials may provide them in their original language. The licensee may from time to time convey questions to the licensor regarding the subject of the technology, and the licensor shall cause its technical personnel to respond promptly and fully to those questions without additional charge to the licensee.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     4.4 Exclusive Collaboration. Each party to this Agreement covenants and agrees that the Research Program shall be its sole and exclusive activity within the Field in the Sanwa Territory during the term of this Agreement. Terrapin covenants and agrees that during the term of this Agreement, it will not license compounds to third parties in the Sanwa Territory where the development of such compounds is directed toward the Field.

                                   Article 5

                             Financial Provisions

     5.1 Collaboration Agreement Signing Fee. Within five (5) business days after the Effective Date, Sanwa shall make a nonrefundable payment to Terrapin of [ * ]

     5.2  Equity Investment in Terrapin.

          5.2.1 Stock Purchase Agreement. Simultaneous with the execution of this Agreement, the Parties are entering into a Stock Purchase Agreement, in the form attached hereto as Exhibit D ("Stock Purchase Agreement").


          5.2.2 Initial Public Offering. In the event that Terrapin consummates an initial public offering in which Terrapin receives net proceeds of not less than Ten Million United States Dollars (US$10,000,000) at a per share price of not less than One United States Dollar and Twenty-Five United States Cents (US$1.25) (the "IPO"), Sanwa and Terrapin agree that, upon written request of Terrapin, Sanwa shall purchase and Terrapin shall issue and sell Three Million United States Dollars (US$3,000,000) worth of Terrapin common stock ("Additional Shares") in a separate private placement, but at a price per share equal to the price paid by investors in the IPO. The obligation set forth in this Section
5.2.2 shall continue for a period of three (3) years following the Effective Date, notwithstanding any termination of this Agreement prior to the expiration of such period, unless such termination occurs as a result of Terrapin's material breach under Section 9.2. The agreement or agreements pursuant to which Terrapin shall sell and Sanwa shall purchase the Additional Shares shall (i) provide that the closing of the sale of the Additional Shares shall occur on the second business day following the closing of the sale of shares in the IPO, (ii) contain a lock-up covenant ("Lock-up") substantially the same as Section 7.1 of the Stock Purchase Agreement, (iii) contain a demand registration right ("Demand Right") substantially the same as Section 1.2 of the Sixth Amended and Restated Investor Rights Agreement attached as Exhibit C1 to the Stock Purchase Agreement ("Investor Rights Agreement"), except that (A) such Sanwa provision shall be modified to reflect the fact that Sanwa will be the only "Holder", as such term is used therein, (B) only one (1) registration may be effected thereunder, (C) the Demand Right may be exercised by Sanwa in its sole discretion at any time after one hundred eighty (180) days following the date of closing of the IPO, subject to the Lock-up, (D) the Demand Right shall expire on the date which is the earlier of (1) the one hundred eighty-first (181) day following the date the Lock-up shall expire or (2) the day Sanwa could sell within six months of such date all the Additional Shares then held by Sanwa pursuant to Rule 144 and (E) the Company shall bear all Registration Expenses but no Selling Expenses, as such terms are defined in Section 1.1 of the Investor Rights Agreement, in connection with the registration effected pursuant to the Demand Right upon terms substantially the same as Section 1.4 of the Investor Rights Agreement and
(iv) provide that Sanwa may rely on the statements contained in the prospectus distributed to investors in the IPO as if the statements contained therein were made directly to Sanwa and that Sanwa shall be entitled to all rights and remedies that an investor in the IPO would have under applicable laws.

     5.3 Research Payments. In support of Terrapin's activities under the Research Program, Sanwa shall pay Terrapin (i) [ * ] within five (5) business days after the [ * ] (ii) [ * ] within five (5) business days after the [ * ] and (iii) [ * ] within five (5) business days after the [ * ] In the event this Agreement shall be terminated within a [ * ] period following any of the foregoing payment dates, then Terrapin shall [ * ] under this Section 5.3 in respect of such payment date. Such [ * ] shall equal [ * ] where X equals [ * ]


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     5.4 Milestone Payments to Terrapin. Sanwa shall make the following nonrefundable payments to Terrapin, within [ * ] after the occurrence of the following events:

==================================================================
MILESTONE EVENT                                  AMOUNT OF PAYMENT
------------------------------------------------------------------
(1)  [ * ]                                             [ * ]
------------------------------------------------------------------
(2)  [ * ]                                             [ * ]
------------------------------------------------------------------
(3)  [ * ]                                             [ * ]
------------------------------------------------------------------
(4)  [ * ]                                             [ * ]
------------------------------------------------------------------
(5)  [ * ]                                             [ * ]
------------------------------------------------------------------
(6)  [ * ]                                             [ * ]
==================================================================

Each of the foregoing payments shall be made only once regardless of the number of products licensed to Sanwa.

     5.5  Japan Withholding Taxes.

          5.5.1 Payments under Section 5.1 and Section 5.3. Any withholding taxes to be levied on the payments to Terrapin under Section 5.1 and Section 5.3 by any tax authority in Japan shall be borne by [ * ] Terrapin agrees to make reasonable good faith efforts to assist Sanwa in the characterization of the payments under Section 5.3 as research expenses.

          5.5.2 Other Payments. Except as set forth in Section 5.5.1, any income, withholding or other taxes to be levied on the income of Terrapin by any tax authority by reason of the execution of, or any performance under, this Agreement, other than as provided in Section 5.5.1, shall be borne by Terrapin. In the event that Sanwa deducts such tax from the amount of the income to be remitted to Terrapin in order to pay such tax authority on behalf of Terrapin, Sanwa shall send to Terrapin, in due course, reasonable evidence showing the payment of such tax.

     5.6 Payments. All payments to be made by either Party to the other Party hereunder, except as otherwise provided herein, shall be remitted by wire transfer to the


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

account of the other Party with such bank as may be designated by the other Party, and shall be made in U.S. dollars.

                                   Article 6

                             Intellectual Property

     6.1 Ownership Of Pre-Existing Technology And Technology Developed Outside Of The Research Program. Each Party shall remain the sole owner of all of its respective technology, compounds, discoveries and inventions which are either
(i) in existence as of the Effective Date or (ii) made outside of the Research Program, subject to the license grants set forth in Article 4 and any license granted under the License Agreement.

     6.2 Ownership Of Research Program Technology. Inventions or discoveries made, and materials and information created solely by one Party in the course of the Research Program shall be owned solely by such Party, subject to the license grants set forth in Article 4 and any license granted under the License Agreement. Inventions or discoveries made, and materials and information created jointly by the Parties in the course of the Research Program shall be owned jointly by the Parties. In all cases, inventorship under the Research Program shall be determined in accordance with the United States patent laws.

     6.3  Patent Prosecution.

          6.3.1 Under the Research Program. The RMC shall consider and recommend to each party from time to time which inventions arising from the Research Program shall be the basis of patent applications and which shall be maintained as trade secrets. Patent applications and patents for inventions arising under the Research Program which are owned by one Party pursuant to
Section 6.2 shall be prosecuted and maintained by the Party owning such invention, at such Party's option and its own expense. Terrapin shall be responsible, on a worldwide basis, for filing and prosecuting patent applications for, and maintaining patents on, jointly owned inventions arising under the Research Program pursuant to Section 6.2 (the "Joint Research Program Patents"), using counsel of its choice, and at its own expense. Terrapin shall confer with Sanwa on the content of all filings with the United States Patent and Trademark Office (or the foreign equivalent), and, taking into account Sanwa's knowledge and expertise with respect to filing and maintaining patents in the Sanwa Territory, shall provide Sanwa with the opportunity to review the content of such filings prior to their submission to such authorities and give due consideration to its recommendations thereto.

          6.3.2 Under the License Agreement. In the event that Sanwa provides a Development and Commercialization Notice to Terrapin regarding a Clinical Candidate

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and the Parties enter into a License Agreement with respect to the Clinical Candidate described in such Notice, Sanwa shall, at its own expense, assume responsibility for filing and prosecuting in the Sanwa Territory patent applications for, and maintaining patents on, such Clinical Candidate and/or Licensed Products containing such Clinical Compound or derived therefrom. In such event, Terrapin shall transmit to Sanwa all information reasonable and appropriate then in its possession relating to such patent application or patent and execute all consents or other filings reasonably necessary to permit Sanwa to assume such responsibility.

          6.3.3 Back-up Prosecution. In the event that a Party decides not to proceed with prosecuting a patent application for, or maintaining a patent on, an invention for which it is responsible under this Section 6.3 in any country of the Sanwa Territory, it shall give the other Party sixty (60) days notice before any relevant deadline and transmit all information reasonable and appropriate relating to such patent application or patent, and such other Party shall have the right to pursue, at its own expense, prosecution of such application for, or maintenance of, such patent.

     6.4 Infringement. The License Agreement shall provide for enforcement of Licensed Patents (as defined in the License Agreement) and defense against third party claims of infringement, and such matters will be governed thereby. If any patent infringement matters arise prior to execution of the License Agreement, the Parties will discuss in good faith the manner in which they will proceed to address such issues, in accordance with the provisions set forth in Section 5.3 of the License Agreement attached hereto as Exhibit C.

     6.5 Disclosure Of Inventions. Terrapin and Sanwa will disclose promptly to each other all discoveries or inventions made pursuant to the Research Program, including discoveries or inventions made by consultants or contractors of Terrapin and Sanwa pursuant to the Research Program, prior to any public disclosure or filing of patent applications and allowing sufficient time for comment and review by the other Party; provided, however, review and comment shall be subject to the time limitations necessitated as a practical matter by Japan's first to file patent system.

                                   Article 7

                        Representations and Warranties

     7.1  Representations And Warranties.

          7.1.1 Both Parties. Each Party represents and warrants to the other that:


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

               (a) Corporate Power. It is duly organized and validly existing under the laws of its state or country of incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

               (b) Due Authorization. It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action.

               (c) Binding Agreement. This Agreement is legally binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

               (d) Grant of Rights; Maintenance of Agreements. It has not, and will not during the term of this Agreement, grant any right to any third party which would conflict with the rights granted to the other Party hereunder. It has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements necessary to perform its obligations hereunder.

               (e) Validity. It is aware of no action, suit or inquiry or investigation instituted by any governmental agency which questions or threatens the validity of this Agreement.

               (f) Third Party Rights. To the best of its knowledge, it has all right, power and authority to perform its obligations under, and [ * ] To the best of its knowledge, there are [ * ]

               (g) Accuracy of Information. All documentation and other information conveyed by one Party to another hereunder or in connection herewith, was, at the time it was conveyed or provided, accurate and complete in light of the purposes for which it was intended.

          7.1.2 By Terrapin. The compounds identified by Terrapin for use in the Research Program and described by Terrapin to Sanwa act at least in part through activation of the insulin signal transduction pathway.

     7.2 Disclaimer Concerning Technology. EXCEPT AS SET FORTH IN SECTION 7.1 ABOVE, THE TECHNOLOGY PROVIDED BY EACH PARTY HEREUNDER IS PROVIDED "AS IS" AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, each Party expressly does not warrant (i) the success of any study or test commenced under the Research Program or (ii) the safety or usefulness for any purpose of the technology it provides hereunder.

     7.3 Disclaimer Concerning Compounds. EXCEPT AS SET FORTH IN SECTION 7.1 ABOVE, THE COMPOUNDS PROVIDED BY EACH PARTY PURSUANT TO THE RESEARCH PROGRAM ARE PROVIDED BY EACH PARTY "AS IS" AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, each Party expressly does not warrant (i) that any compound it provides hereunder is free from any third party rights or (ii) the safety or usefulness for any purpose of any compound it provides hereunder.

     7.4 Terrapin Grant of Rights. Terrapin has not, and will not during the term of this Agreement, grant any right to any third party which would conflict with the rights granted to Sanwa hereunder. It has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements necessary to perform its obligations hereunder.

                                   Article 8

                         Confidentiality; Publication

     8.1 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that, for the term of this Agreement and for [ * ] after its expiration or termination, the receiving Party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information furnished to it by the other Party pursuant to this Agreement or the Letter of Intent unless the receiving Party can demonstrate by competent written proof that such Confidential
Information:


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

          (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

          (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

          (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of such Agreements;

          (d) was disclosed to the receiving Party, other than under an obligation of confidentiality to a third party, by a third party who had no obligation to the disclosing Party not to disclose such information to others; or

          (e) was independently discovered or developed by the receiving Party without the use of Confidential Information belonging to the disclosing Party.

     8.2 Authorized Disclosure. Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances:

          (a) filing or prosecuting patents relating to Clinical Candidates or Licensed Products;

          (b)  regulatory filings;

          (c)  prosecuting or defending litigation;

          (d)  complying with applicable governmental regulations;

          (e)  conducting preclinical or clinical trials of Clinical Candidates;

          (f) disclosure to Affiliates, sublicensees, employees, consultants, or agents each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 8; and,

          (g) disclosure to investment bankers; provided, however, that no such disclosure shall be made of Sanwa Confidential Information without its written consent, which consent shall not be unreasonably withheld.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party's Confidential Information pursuant to this
Section 8.2 it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use best efforts to secure confidential treatment of such information. In any event, the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.

                                   Article 9

                             Term and Termination

     9.1 Term Of The Agreement. This Agreement shall become effective upon the Effective Date. Unless earlier terminated pursuant to Sections 9.2, 9.3 or 9.4, this Agreement shall continue in effect until the expiration or termination of the License Agreement or, if no License Agreement has been entered into by the one year anniversary of the end of the Research Term this Agreement shall terminate on the one year anniversary of the end of the Research Term. The term of this Agreement may be extended by mutual written agreement of the Parties.

     9.2 Termination For Material Breach. Each Party shall have the right to terminate this Agreement after [ * ] prior written notice to the other that the other Party has committed a material breach of the Agreement, unless the other Party cures (to the extent practicable) the material breach within such period of time. In the event of such termination by Sanwa due to Terrapin's material breach, Sanwa may, for a period of [ * ] after such written notice of termination, provide a Notice of Development and Commercialization with respect to one or more Clinical Candidates. Terrapin and Sanwa shall thereafter enter into a License Agreement for any such Clinical Candidates or add any such Clinical Candidate to any existing License Agreement as provided under Section
3.1 above; provided, however, that Sanwa shall, at its own expense, develop such Clinical Candidates as set forth under Section 3.1.

     9.3 Termination Upon Bankruptcy. Each Party shall have the right to terminate this Agreement if the other Party (the "Bankrupt Party") becomes insolvent or a petition in bankruptcy or for corporate reorganization or for any similar relief is filed by or against such other Party or a receiver is appointed with respect to any of the assets of such other Party or a liquidation proceeding is commenced by or against such other Party.

     9.4 Accrued Rights; Surviving Obligations. Termination of this Agreement shall not affect any accrued rights of either Party. The terms of Articles 3 (other than Section 3.4), 6, 8 and 10 of this Agreement shall survive termination of this Agreement. Except as set forth in the License Agreement, promptly after termination of this Agreement each Party shall return or dispose of any know-how of the other in accordance with the instructions of the other, including without limitation any compounds, assays or other biological or chemical materials.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                  Article 10

                                   Indemnity

     10.1 Indemnification. Each Party hereby agrees to save, defend and hold the other Party and its directors, officers, employees, and agents harmless from and against any and all claims, suits, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys' fees (collectively, "Claims") for damage to persons or property resulting directly or indirectly from actions in connection with the Research Program by the indemnifying Party, its Affiliates, agents or sublicensees, but only to the extent such Claims result from the gross negligence or willful misconduct of the indemnifying Party or its Affiliates, agents or sublicensees and do not result from the negligence of the Party seeking indemnification.

     10.2 Control Of Defense. Any entity entitled to indemnification under this Article shall give notice to the indemnifying Party of any Claims that may be subject to indemnification, promptly after learning of such Claim, and the indemnifying Party shall assume the defense of such Claims with counsel reasonably satisfactory to the indemnified Party. If such defense is assumed by the indemnifying Party with counsel so selected, the indemnifying Party will not be subject to any liability for any settlement of such Claims made by the indemnified Party without its consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified Party with respect to such Claims.

                                  Article 11

                       Governing Law; Dispute Resolution

     11.1 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California, (i) without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of California, and (ii) except that the rights of the parties to resolve by arbitration any dispute arising between them regarding the subject matter of this Agreement shall not be governed by the California arbitration act or international arbitration act (Cal. Code of Civ. Proc. (S) 1280 et seq. and 1297.11 et seq.) but rather by the United States Arbitration Act (9 U.S.C. (S)(S) 1-14, 201-208).

     11.2 Dispute Resolution. In the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, the Parties shall try to settle their differences amicably and in good faith between themselves first, by referring the disputed matter to the respective heads of research of each Party and, if not resolved by the research heads, by referring the disputed matter to the respective Chief

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Executive Officers of each Party. In the event such executives are unable to resolve such dispute within such thirty (30) day period, either Party may invoke the provisions of Section 11.3.

     11.3 Arbitration. Upon failure to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement using the dispute resolution procedure described in Section 11.2, such controversy or claim shall be finally settled by arbitration. Arbitration shall be held in Honolulu, Hawaii in the English language and conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision of such arbitration shall be conclusive and binding upon both Parties. If a Party commences any action or proceeding against the other Party to enforce this Agreement or any rights related thereto, the prevailing Party in such action shall be entitled to recover from the other Party the reasonable attorneys' fees and other reasonable costs and expenses incurred by that prevailing Party in connection with such action or proceeding and in connection with enforcing any judgment, award or order thereby obtained.

                                  Article 12

                              General Provisions

     12.1 Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, addressed to the signatory to whom such notice is required or permitted to be given and transmitted by facsimile to the number indicated below. All notices shall be deemed to have been given when mailed, as evidenced by the postmark at the point of mailing, or transmitted by facsimile.

     All notices to Sanwa shall be addressed as follows:

     Sanwa Kagaku Kenkyusho Co., Ltd.
     35 Higashi Sotobori-cho
     Higashi-ku Nagoya, 461
     Japan
     Attention:  President
     Fax:  011-81-52-9571067

     With a copy to:

     Graham & James, L.L.P.
     One Maritime Plaza, Suite 300
     San Francisco, California 94111
`
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     U.S.A.
     Attention:  Michael R. Moyle, Esq.
     Fax:  (415) 391-2493

     All notices to Terrapin shall be addressed as follows:

     Terrapin Technologies, Inc.
     750 Gateway Boulevard
     South San Francisco, California 94080
     U.S.A.
     Attention:  President
     Fax: (415) 244-9388

     with a copy to:

     Cooley Godward LLP
     Five Palo Alto Square
     3000 El Camino Real
     Palo Alto, California  94306
     Attention:  Brian C. Cunningham, Esq.
     Fax:  (415) 857 0663

     Any Party may, by written notice to the other, designate a new addressee, address or facsimile number to which notices to the Party giving the notice shall thereafter be mailed or faxed.

     12.2 Force Majeure. No Party shall be liable for any delay or failure of performance to the extent such delay or failure is caused by circumstances beyond its reasonable control and that by the exercise of due diligence it is unable to prevent, provided that the Party claiming excuse uses its best efforts to overcome the same.

     12.3 Entirety Of Agreement. This Agreement embodies the entire, final and complete agreement and understanding between the Parties and replaces and supersedes all prior discussions and agreements between them with respect to its subject matter, including the Letter of Intent, except as expressly stated herein. No modification or waiver of any terms or conditions hereof shall be effective unless made in writing and signed by a duly authorized officer of each Party.

     12.4 Non-Waiver. The failure of a Party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     12.5 Disclaimer Of Agency. Neither Party is, or will be deemed to be, the legal representative or agent of the other, nor shall either Party have the right or authority to assume, create, or incur any third party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement.

     12.6 Severability. If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either Terrapin or Sanwa deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. To the extent possible, the Parties shall revise such invalidated provision in a manner that will render such provision valid without impairing the Parties' original interest.

     12.7 Affiliates; Assignment. Except as otherwise provided in this Section 12.7, neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party, except that a Party may assign its rights or obligations to a third party in connection with the merger, consolidation, reorganization or acquisition of stock or assets affecting substantially all of the assets or actual voting control of the assigning Party. This Agreement shall be binding upon the successors and permitted assigns of the Parties. Any attempted delegation or assignment not in accordance with this
Section 12.7 shall be of no force or effect.

     12.8 Headings. The headings contained in this Agreement have been added for convenience only and shall not be construed as limiting.

     12.9 Limitation Of Liability. No Party shall be liable to another for indirect, incidental, consequential or special damages, including but not limited to lost profits, arising from or relating to any breach of this Agreement, regardless of any notice of the possibility of such damages. Nothing in this Section is intended to limit or restrict the indemnification rights or obligations of any Party.

     12.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

     12.11 English Language. This Agreement has been prepared in the English language and shall be construed in the English language.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement.

TERRAPIN TECHNOLOGIES, INC.                 SANWA KAGAKU
                                            KENKYUSHO CO., LTD.



By:  /s/ Clifford Orent                     By:  /s/ Keiji Tanimoto
   -----------------------------               ---------------------------------

Name:   Clifford Orent                      Name:  Keiji Tanimoto

Title:  Chairman, President and Chief       Title: President and Chief Executive
        Executive Officer                          Officer


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   EXHIBIT A

                                      TO

                           COLLABORATION AGREEMENT

                                 RESEARCH PLAN

                                     [*]
              (9-2/3 successive pages have been redacted here.)


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   EXHIBIT B

                                      TO

                           COLLABORATION AGREEMENT

                   DEVELOPMENT AND COMMERCIALIZATION NOTICE

This Development and Commercialization Notice is provided by Sanwa Kagaku Kenkyusho Co., Ltd. ("Sanwa") to Terrapin Technologies, Inc. ("Terrapin"), pursuant to Article 3 of the Collaboration Agreement between Sanwa and Terrapin, dated as of December 20, 1996 (the "Collaboration Agreement"). All capitalized terms contained in this notice but not defined herein will have the meaning set forth in the Collaboration Agreement.

Sanwa hereby notifies Terrapin of its intention to develop the following Clinical Candidate for use in the Field and, if results of the human clinical studies justify, to prepare and file the Japanese equivalent of an NDA on such Clinical Candidate for use in the Field:


                ______________________________________________
                     [Chemical Name of Clinical Candidate]

Such Clinical Candidate shall be included on Exhibit 1 to the License Agreement.

Sanwa Kagaku Kenkyusho Co., Ltd.

By:_______________________________

Printed Name:_____________________

Title:____________________________

Date:_____________________________

The undersigned has received the foregoing notice:

Terrapin Technologies, Inc.

By:_______________________________

Printed Name:_____________________

Title:____________________________

Date:_____________________________

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  FIRST AMENDMENT TO COLLABORATION AGREEMENT

     This First Amendment to Collaboration Agreement (this "First Amendment") is made and dated September 24, 1997 (the "First Amendment Effective Date"), by and between Sanwa Kagaku Kenkyusho Co., Ltd., a Japanese corporation ("Sanwa") and Terrapin Technologies, inc., a Delaware corporation ("Terrapin").

                                   RECITALS

     A. The Parties are parties to that Collaboration Agreement dated as of December 20, 1996 (the "Collaboration Agreement') pursuant to which the parties have jointly engaged in research to identify one or more compounds which activate the insulin signal transduction pathway and appear to be useful for treatment of diabetes mellitus or insulin resistance in humans.

     B. The Parties are entering into a Series 1 Stock Purchase Agreement of even date herewith (the `Stock Purchase Agreement") in connection with which, as one of the conditions to Sanwa consummating the transactions contemplated by the Stock Purchase Agreement, the parties have agreed to execute and deliver this First Amendment, the License Agreement attached hereto as Exhibit A and a First Amendment to Screening Services Agreement.

     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree as follows:

                                   AGREEMENT

     1. Amendments. The Collaboration Agreement is hereby amended as follows:
          (a) In Section 2.7 to the Collaboration Agreement, delete the following phrase: "for which Sanwa has sent or plans to send a Development and Commercialization Notice to Terrapin and"

          (b) Revise Section 2.8.2 to the Collaboration Agreement to provide in its entirety as follows:

          2.8.2 The Parties shall make available and disclose to one another, on a quarterly basis through the RMC, all results of the work conducted pursuant to Phase 1 and Phase 2 of the Research Program.

          Further, upon the reasonable request of Sanwa and notice to Terrapin, Terrapin shall disclose to Sanwa all results of Terrapin's work conducted


[ * ] - Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

          pursuant to the Research Program since the last date Terrapin disclosed such results to Sanwa.

          (c)  Add a new Section 2.10 to provide in its entirety as follows:

          2.10 Research Budget. Within fifteen (15) business days after the First Amendment Effective Date, the parties shall agree and finalize a detailed budget ("Budget"), which shall be incorporated by reference herein in its entirety, and attached to this Agreement as Exhibit E. To the best of its present knowledge, Terrapin represents and warrants that [ * ]. Terrapin shall ensure at all times that it [ * ] and shall not [ * ] without the prior written consent of Sanwa, which consent shall not be unreasonably withheld.

          (d)  Article 3 shall be revised to read "License Agreement," and
Article 3 shall be revised in its entirety to read as follows:

          Article 3. License Agreement. As of the First Amendment Effective Date, the Parties are entering into a License Agreement, in the form attached hereto as Exhibit A, pursuant to which Terrapin is granting to Sanwa an exclusive license to all technology developed to date and technology to be developed under this Collaboration Agreement, such license to be in the Field and in the Sanwa Territory (as defined in such License Agreement to include Japan, Korea, Taiwan and the People's Republic of China). At any time during the term of this Agreement, Sanwa shall provide written notice (the "Development and Commercialization Notice") to Terrapin of its intention to develop a Licensed Product for use in the Field and, if results of the human clinical studies justify, to prepare and file the Japanese equivalent of NDA on such Licensed Product for use in the Field. Such notice shall be in the form attached hereto as Exhibit B and shall be made prior to the filing of the Japanese equivalent of an IND by Sanwa for such Licensed Product. For each Licensed Product which Sanwa elects to develop and commercialize as set forth in this Article 3, Sanwa shall provide a new Development and Commercialization Notice to Terrapin.

          (e)  Delete Sections 3,1, 3.2, 3.3 and 3.4 in their entirety.

          (f)  Delete Section 5.2.2 in its entirety.

          (g)  Revise Section 6.3.2 to provide in its entirety as follows:

          6.3.2 Under the License Agreement. Sanwa shall, at its own expense, assume responsibility for filing and prosecuting in the Sanwa Territory


[ * ] - Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

          patent applications for, and maintaining patents on, Licensed Products. Upon the request of Sanwa, Terrapin shall transmit to Sanwa all information reasonable and appropriate in its possession relating to such patent application or patent and execute all consents or other filings reasonably necessary to permit Sanwa to assume such responsibility.

          (h)  Delete the last two sentences of Section 9.2.

          (i)  Revise Section 12.7 to provide in its entirety as follows:

          12.7  Assignment.

          12.7.1 General. Except as otherwise provided in Section 12.7.2 or 12.7.3, neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon the permitted successors and permitted assigns of the Parties. Any attempted delegation or assignment not in accordance with this Section 12.7 shall be of no force and effect.

          12.7.2 Permitted Assignment by Sanwa. Sanwa may assign its rights or obligations under this Agreement to a third party in connection with the merger, consolidation, reorganization or acquisition of stock or assets affecting substantially all of the assets or actual voting control of Sanwa.

          12.7.3 Permitted Assignment by Terrapin. Upon the written consent of Sanwa, such consent not to be unreasonably withheld or delayed, Terrapin may assign its rights or obligations under this Agreement to a third party in connection with the merger, consolidation, reorganization or acquisition of stock or assets affecting substantially all of the assets or actual voting control of Terrapin. Sanwa may only withhold its consent under the preceding sentence if
          (a) such third party [ * ] according to the terms of this Agreement or
          (b) such third party [ * ].

     2. Defined Terms: Incorporation. Unless otherwise expressly provided herein, defined terms used in this First Amendment shall have the same meaning as set forth in the Collaboration Agreement, and all terms herein shall be incorporated into the Collaboration Agreement. From and after the First Amendment Effective Date, all reference to the "Collaboration Agreement" in all other documents delivered in connection with the Collaboration Agreement shall refer to the Collaboration Agreement, as amended hereby.

     3. Counterparts: Facsimile. This First Amendment may be executed in counterparts and by facsimile.


[ * ] - Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     IN WITNESS WHEREOF, the Parties have executed this First Amendment effective as of the date first set forth above.

TERRAPIN TECHNOLOGIES, INC.            SANWA KAGAKU KENKYUSHO, CO. LTD.

/s/ Clifford Orent                     /s/ Keiji Tanimoto
------------------                     ------------------------------
By:                                    By:  Keiji Tanimoto

Its:                                   Its: President and CEO


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  SECOND AMENDMENT TO COLLABORATION AGREEMENT

     This Second Amendment to Collaboration Agreement (this "Second Amendment") is made and dated October 29, 1998 (the "Second Amendment Effective Date"), by and between Sanwa Kagaku Kenkyusho Co., Ltd., a Japanese corporation ("Sanwa") and Telik, Inc. (formerly Terrapin Technologies, Inc.), a Delaware corporation ("Telik").

                                   RECITALS

     A. Sanwa and Telik are parties to that Collaboration Agreement dated as of December 20, 1996, as amended by that certain First Amendment to Collaboration Agreement dated September 24, 1997 (the "Collaboration Agreement") pursuant to which the Parties have jointly engaged in research to identify one or more compounds which activate the insulin signal transduction pathway and appear to be useful for treatment of diabetes mellitus or insulin resistance in humans.

     B. Sanwa and Telik are entering into a Series J Preferred Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") in connection with which, as one of the conditions to Sanwa consummating the transactions contemplated by the Stock Purchase Agreement, the parties have agreed to execute and deliver this Second Amendment.

     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree as follows:

                                   AGREEMENT

     4.   Amendments.  The Collaboration Agreement is hereby amended as follows:

          (a) Each reference in the Collaboration Agreement to "Terrapin Technologies, Inc." is amended and replaced by "Telik, Inc." Each reference in the Collaboration Agreement to "Terrapin" is amended and replaced by "Telik."

          (b)  Section 2.1 is amended in its entirety as follows:

               The Parties will participate in a collaborative program (the "Research Program") to research and discover novel compounds for use in the Field. The Research Program shall commence on the Effective Date and continue until the [ * ], unless (i) earlier terminated pursuant to Sections 9.2 and 9.3, (ii) extended pursuant to Section 2.10, or (iii) extended by mutual written agreement of the Parties. The period of time during which the Research Program is in effect shall be the "Research Term." The Research Program shall be

[ * ] - Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

               conducted pursuant to a detailed research plan attached hereto as Exhibit A, which may be modified from time to time by the RMC (the "Research Plan"). Telik shall commence the Research Program promptly upon execution of this Agreement. Each Party shall devote commercially reasonable efforts to its obligations under the Research Program, consistent with the efforts it devotes to its own research programs of comparable market potential.

          (c)  Section 2.5.1 is amended in its entirety as follows:

               Telik will be responsible for providing [ * ] (the [ * ] all infrastructure [ * ] necessary for conducting [ * ] Phase 1 of the Research Plan, relating to identification and selection of advanced lead compounds and Phase 2 of the Research Plan, relating to identification and selection of Clinical Candidates. Telik, [ * ] will also be responsible for providing all infrastructure [ * ] necessary for and conducting [ * ], Phase 3 of the Research Plan, relating to all IND enabling work for Clinical Candidates, except that portion of Phase 3 work identified in the Research Plan as uniquely required for an IND application in Japan, for:

               (i)  The first Clinical Candidate; and

               (ii) Subsequent Clinical Candidates if Telik shall choose by written notice to Sanwa, to develop or have developed the same Clinical Candidate(s) outside the Sanwa Territory.

               If, as of the date Telik provides notice to Sanwa pursuant to
               Section 2.5.l(ii), Sanwa has commenced work on that portion of Phase 3 of the Research Plan for which Telik would be responsible as a result of providing such notice using protocols for such Phase 3 work as may be recommended by the RMC, then Telik shall promptly [ * ] such portion of Phase 3 of the Research Plan and Telik shall take over and complete or have such work completed.

          (d) Section 2.10 is amended by renumbering the existing Section 2.10 as Section 2.10 "(a)" and by adding the following at the end of that section:

               (b) At each of the RMC meetings, the RMC will discuss whether it would be scientifically advisable to extend the Research Term for an additional [ * ] period. By no later than [ * ] ("Cut-Off Date"), the RMC shall make a final recommendation to the Parties of whether to extend the Research Term for an additional [ * ] period.

[ * ] - Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

               If at any RMC meeting the RMC recommends to extend the Research Term for an additional [ * ] period, the Research Term shall be extended until the [ * ]. If by the Cut-Off Date the RMC has not made a final recommendation to extend the Research Term for an additional [ * ] period or if the RMC has recommended not to extend the Research Term for an additional [ * ] period, Sanwa may, at its option exercisable no later than [ * ] after the Cut-Off Date upon written notice to Telik, extend the Research Term for an additional [ * ]. Upon Sanwa's exercise of its option to extend the Research Term, the Research Term shall be extended until the [ * ].

               (c) Sanwa agrees that if the Research Term is extended for an additional [ * ] period pursuant to Section 2.10 (b), then Sanwa will make an additional research payment to Telik of [ * ] within [ * ] after the [ * ], subject to the conditions set forth in the last two sentences in Section 5.3.

               (d) Telik shall be fully responsible for performing all work [ * ] (the [ * ] during any extensions to the Research Term and ensuring that at all times Telik [ * ] during any such extensions to the Research Term.

          (e) Section 5.4 is amended by adding the following clause to the end of that section:

               Furthermore, the amount of each of the foregoing payments shall be [ * ] at the time the Milestone Events occur as follows:

               (i)    [ * ]

               (ii)   [ * ]; and

               (iii)  [ * ].

     5. Defined Terms; Incorporation. Unless otherwise expressly provided herein, defined terms used in this Second Amendment shall have the same meaning as set forth in the Collaboration Agreement, and all terms herein shall be incorporated into the Collaboration Agreement. From and after the Second Amendment Effective Date, all references to the "Collaboration Agreement" in all other documents delivered in connection with the Collaboration Agreement shall refer to the Collaboration Agreement, as amended hereby.

     6. Counterparts; Facsimile. This Second Amendment may be executed in counterparts and by facsimile.


[ * ] - Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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

     IN WITNESS WHEREOF, the Parties have executed this Second Amendment effective as of the date first set forth above.

TELIK, INC.                            SANWA KAGAKU KENKYUSHO, CO. LTD.

/s/ Clifford Orent                     /s/ Keiji Tanimoto
-----------------------------          -----------------------------------
By:  Clifford Orent                    By:  Keiji Tanimoto
Its: Chairman and Chief                Its: President and Chief Executive
     Executive Officer                      Officer

                                   Exhibit C

                               LICENSE AGREEMENT


The License Agreement has been filed with the SEC by Telik, Inc. as Exhibit 10.7 to this Telik Registration Statement Form S-1, filed March 31, 2000, which is titled "License Agreement by and between Registrant and Sanwa Kagaku Kenkyusho Co., Ltd., dated September 24, 1997, as amended," and is hereby incorporated by reference.



[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.